Exhibit 10.1

FIRST AMENDMENT TO THE
PROTHENA CORPORATION PLC
2018 LONG TERM INCENTIVE PLAN

This First Amendment (this “First Amendment”) to the Prothena Corporation plc 2018 Long Term Incentive Plan (“2018 LTIP”), was made and adopted by the Board of Directors (“Board”) of Prothena Corporation plc, a public limited company organized under the laws of Ireland (the “Company”), on February 25, 2020, effective as of May 19, 2020, the date approved by the Company’s shareholders (the “Amendment Date”).

RECITALS

WHEREAS, the Company maintains the 2018 LTIP; and

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the 2018 LTIP to increase the number of ordinary shares authorized for issuance under the 2018 LTIP.

NOW, THEREFORE, BE IT RESOLVED, that the 2018 LTIP is hereby amended as follows, effective as of the Amendment Date:

AMENDMENT

1.	Section 2.28 of the 2018 LTIP is hereby amended and restated in its entirety as follows:

“2.28 “Overall Share Limit” means the sum of (i) 3,300,000 Shares; (ii) the aggregate number of Shares that remain available for future awards under the Prior Plan as of immediately prior to the Effective Date; and (iii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Article V.”

2.
This First Amendment shall be and hereby is incorporated into and forms a part of the 2018 LTIP, and except as expressly provided herein, all terms and conditions of the 2018 LTIP shall remain in full force and effect.